As filed with the Securities and Exchange Commission on November 5, 1997.

                        Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                                  XPLORER, S.A.
             (Exact name of registrant as specified in its charter)

             Nevada                                    95-4280610
    (State of Incorporation)               (IRS Employer Identification No.)

                              4750 Kelso Creek Road
                            Weldon, California 93283
                    (Address of principal executive offices)




                    Consultant Agreements/Compensation Plans



                                 THOMAS C. RODDY
                             Chief Executive Officer
                              4750 Kelso Creek Road
                            Weldon, California 93283
                                 (619) 378-3936

            (Name, address and telephone number of agent for service)


                                    Copy to:

                            William B. Barnett, Esq.
                        Law Offices of William B. Barnett
                       15233 Ventura Boulevard, Suite 1110
                         Sherman Oaks, California 91403
                                 (818) 789-2688




Total sequentially numbered pages in this document:  15

                         CALCULATION OF REGISTRATION FEE


                                     Proposed           Proposed      Amount
Title of                             Maximum            Maximum         of
Securities        Amount             Offering           Aggregate     Regis-
to be             to be              Price Per          Offering      tration
Registered        Registered         Share(1)           Price          Fee

Common Stock,
$.001
par value          300,000           $1.25             $375,000       $112.50



(1) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                Explanatory Note


         This Registration Statement on Form S-8 relates to the registration of 300,000 shares of the Company's Common Stock to be issued from time to time to employees and officers and/or consultants or advisors of the Company not relating to services in connection with the offer or sale of securities in a capital-raising transaction.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan of Information

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to part I, are not filed with the Commission as part of this Registration Statement.

Item 2.       Registrant Information and Employee Plan Annual
              Information

         The  Company  will  furnish  without  charge  to each  person to whom a
Section 10(a) Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference in Item 3 of Part II of this registration statement. Requests should be addressed to: Steven B. Mortensen, Secretary, Xplorer, S.A., 4750 Kelso Creek Road, Weldon, California 93283, telephone no. (619) 378-3936.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

         Incorporation by reference in this registration statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

1. Xplorer, S.A.'s (the "Company") Current Report on Form 8-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-17874).


2.       The Company's  Annual  Report  on  Form  10-KSB/A  for  the  year ended
December 31, 1996, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-17874).

3. The Company's Form 10-QSB for the six months ended June 30, 1997, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-17874).

4. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.       Description of Securities.

         The Company's authorized capital stock consists of 60,000,000 shares of Common Stock with $.001 par value of which 19,839,890 shares were issued and outstanding as of October 31, 1997, and 15,000,000 shares of Preferred Stock, $.001 par value, of which 1,280,550 shares were issued and outstanding as of October 31, 1997

Item 5.       Interests of Named Experts and Counsel.

         The legality of the shares of common stock to be issued pursuant to this registration will be passed upon by the Law Offices of William B. Barnett, Sherman Oaks, California. A total of approximately 110,000 shares of common stock, including options to purchase common stock, representing less than .006% of the total issued and outstanding shares of common stock of the Registrant are beneficially owned by William B. Barnett, a principal of the firm. In addition, Mr. Barnett may receive additional shares under the registration statement.

Item 6.       Indemnification of Directors and Officers.

         Section 78.751 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of an action or suit if he acted in good faith and in a manner which he reasonably believed to be in not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         In addition, a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.


Item 7.       Exemption from Registration Claimed.

         The common stock to be reoffered under this registration statement has been issued in exchange for certain bona fide services rendered by the selling shareholder. These services did not involve the offer or sale of securities in a capital raising transaction.

         The issuance of the common stock to the selling shareholder did not involve the public offering of securities and has been made in reliance upon
Section 4(2) of the Securities Act and/or such other rule or regulation promulgated under the Securities Act.

Item 8(a) Exhibits.

Exhibit
  No.                                 Description
-------                               -----------
  2.1 Disclosure Statement for Debtor's Third Amended Plan of Reorganization incorporated by reference to Exhibit
                           2.1 to the Company's Form 8-K filed
                           on September 9, 1996 (File No. 0-
                           17874).


  2.2 Order Confirming Debtor's Third Amended Plan of Reorganization incorporated by reference to Exhibit
                           2.2 to the Company's Form 8-K filed
                           on September 9, 1996 (File No. 0-
                           17874).

  2.3 Restated Articles of Incorporation of the Company and Amendments thereto incorporated by reference to
                           Exhibit 2.3 to the Company's Form 8-
                           K filed on September 9, 1996 (File
                           No. 0-17874).

  2.4 Bylaws of the Company incorporated by reference to Exhibit 3.2 to the Company's Form 10-KSB/A filed on June 6, 1997 (File No. 0-17874).

  5.1                      Opinion of Law Offices of William B.
                           Barnett, Counsel to Company.

 24.1                      Consent of Law Offices of William B.
                           Barnett is contained in Exhibit 5.1.

 24.2                      Consent of Jay J. Shapiro, C.P.A.




Item 9.       Undertakings



         (a)  The undersigned registrant hereby undertakes:



              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include (i) any prospectus required by Section 10(a)(3) of the Securities Act, and to include (ii) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraph (1) does not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by that paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bond fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by any director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weldon, California on November 4, 1997.

                                        XPLORER, S.A.

                                     By: /s/ Thomas C. Roddy
                                         -------------------
                                         Thomas C. Roddy
                                         President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Title                     Date
     ---------                        -----                     ----

/s/ Steven B. Mortensen        Chairman of the Board,
-----------------------        Secretary                    November 4, 1997
Steven B. Mortensen

/s/ Thomas C. Roddy            President, Chief Execu-
-----------------------        tive Officer and
Thomas C. Roddy                Director                     November 4, 1997


/s/ William M. Moreland        Chief Operating Officer
-----------------------        and Director                 November 4, 1997
William M. Moreland

/s/ Jon W. Bice                Treasurer, Chief Finan-
-----------------------        cial Officer and
Jon W. Bice                    and Director                 November 4, 1997


/s/  Joyce J. Pellet           Director                     November 4, 1997
-----------------------
Joyce J. Pellet

/s/ Benjamin C. Rice           Director                     November 4, 1997
-----------------------
Benjamin C. Rice

                                  EXHIBIT INDEX

Exhibit
  No.                             Description
-------                           -----------
  2.1 Disclosure Statement for Debtor's Third Amended Plan of Reorganization incorporated by reference to Exhibit
                           2.1 to the Company's Form 8-K filed
                           on September 9, 1996 (File No. 0-
                           17874).

  2.2 Order Confirming Debtor's Third Amended Plan of Reorganization incorporated by reference to Exhibit
                           2.2 to the Company's Form 8-K filed
                           on September 9, 1996 (File No. 0-
                           17874).

  2.3 Restated Articles of Incorporation of the Company and Amendments thereto incorporated by reference to
                           Exhibit 2.3 to the Company's Form 8-
                           K filed on September 9, 1996 (File
                           No. 0-17874).

  2.4 Bylaws of the Company incorporated by reference to Exhibit 3.2 to the Company's Form 10-KSB/A filed on June 6, 1997 (File No. 0-17874).

  5.1                      Opinion of Law Offices of William B.
                           Barnett, Counsel to Company.

 24.1                      Consent of Law Offices of William B.
                           Barnett is contained in Exhibit 5.1.

 24.2                      Consent of Jay J. Shapiro, C.P.A.

                                   EXHIBIT 5.1


  Law Offices of
William B. Barnett
    Of Counsel
Eleanor J. Michon

                                                 TRANSWORLD BANK PLAZA
                                          15233 VENTURA BOULEVARD, SUITE 1110
                                            SHERMAN OAKS, CALIFORNIA 91403
                                               Telephone (818) 789-2688
                                                  FAX (818) 789-2680






                                                     November 4, 1997


Xplorer, S.A.
4750 Kelso Creek Road
Weldon, California 93283

Re:  Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of the Registration Statement on Form S-8 relating to the 1997 Stock Incentive Plan and Non-Qualified Stock Option Agreements and Consulting Agreements/Compensation Plan (the "Plans") to be filed with the Securities and Exchange Commission on or about November 5, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of Three Hundred Thousand (300,000) shares of the Common Stock, $.001 par value (the "Stock"), which have been granted under the Plans for services rendered to Xplorer, S.A. (the "Company") not in connection, directly or indirectly, in any capital-raising transaction.

In rendering the following opinion, we have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

         1.       Restated Articles of Incorporation of the Company.

         2.       By-Laws of the Company, as amended to date.

Xplorer, S.A.
November 4, 1997
Page 2

         3. Resolutions adopted by the Board of Directors of the Company authorizing the issuance of 300,000 shares of the Stock issued to officers, directors and consultants pursuant to consulting agreements/compensation plans for services rendered in non-capital raising activities and transactions.



         4.       The Form S-8 Registration Statement.



We have not undertaken, and do not intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Based on the foregoing, it is our opinion that Stock to be issued, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued upon the completion of services rendered to the Company, will be duly and validly authorized, fully-paid and non-assessable.

We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock.

We hereby consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdictions' securities act for purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you; (ii) may not be relied upon by any other party; (iii) covers only matters of Delaware and Federal law, and nothing in this pinion shall be deemed to apply any pinion related to the laws of any other jurisdiction; (iv) may not be quoted or reproduced or delivered by you to any other person; and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

Xplorer, S.A.
November 4, 1997
Page 3

By giving you this opinion and consent, we do not admit that we are an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                            Very truly yours,


                                            /s/ William B. Barnett
                                            ---------------------------------
                                            LAW OFFICES OF WILLIAM B. BARNETT

                                  EXHIBIT 24.2




                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Xplorer, S.A. Consulting Agreements/Compensation Plans of our report dated April 30, 1997, with respect to the consolidated financial statements of Xplorer, S.A. included in its Form 10-KSB/A filed with the Securities and Exchange Commission on June 6, 1997.



                               /s/ Jay J. Shapiro
                               ---------------------
                               Jay J. Shapiro, C.P.A.



Encino, California
November 4, 1997